EXHIBIT 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

MAKH GROUP CORP.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 30th day of January, 2017;

WHEREAS Gulmira Makhmutova has consented to step down from her Officer positions and as a Member of the Board of Directors of the Company.

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that Gulmira Makhmutova stepped down from her Officer positions and as a Member of the Board of Directors of the Company.

FURTHER RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

Director, CHAIR & CEO: Yonghua KANG

Director & COO: Xinlong LIU

Director & CFO:  Ayiyun XU

Director :  Shaochun DONG

Director :  Dageng CHENG

The Above qualified people have been nominated, and have accepted their position as DIRECTORS and OFFICERS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated:  30th  January, 2017

/s/ Younghua Kang

Younghua Kang,

on behalf of Anhui Weiyang Investment Holding Col, Ltd., Majority Shareholders